Exhibit 10.9

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of December 23, 2005, by and among SENSOR SYSTEM SOLUTIONS, INC., a Nevada corporation (the "Company") and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

      WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the "Standby Equity Distribution Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") each of which is dated October 6, 2005. The Company, the Investor, and Monitor Capital, Inc. ("Monitor") have entered into a Placement Agent Agreement (the "Placement Agent Agreement"). The Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Placement Agent Agreement are collectively referred to as the "Transaction Documents". In connection with the Standby Equity Distribution Agreement the Company issued to the Investor 1,471,429 shares of the Company's common stock (the "Investor's Shares") and in connection with the Placement Agent Agreement, the Company issued to the Placement Agent 28,571 shares of the Company's common stock (the "Placement Agent's Shares").

      NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. The Company and the Investor, and the Placement Agent (with respect to the Placement Agent Agreement) hereby agree to terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2. Investor's Shares. The Investor shall retain the Investor's Shares and apply them to any future standby equity distribution agreements entered into with the Company. The Investor's Shares shall have piggy back registration rights.

      3. Placement Agent Fees. The Placement Agent shall retain the Placement Agent's Shares and apply them to any future agreements with the Company. The Placement Agent's Shares shall have piggy back registration rights.


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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

SENSOR SYSTEM SOLUTIONS, INC.            CORNELL CAPITAL PARTNERS, LP

By: /s/ Michael Young                    By:  Yorkville Advisors, LLC
   --------------------------------      Its: General Partner
Name:   Michael Young
Title:  CEO                              By: /s/ Mark A. Angelo
                                            ------------------------------------
                                         Name:   Mark A. Angelo
                                         Title:  Portfolio Manager


With respect to the Placement Agent
Agreement:
PLACEMENT AGENT:
MONITOR CAPITAL INC.

By: /s/ Hsiao-Wen Kao
   --------------------------------
Name:   Hsiao-Wen Kao
Title:  President